Exhibit 99.1

First Community Bankshares, Inc. Announces Signing of Definitive Merger Agreement with Highlands Bankshares, Inc.

BLUEFIELD, Va., September 11, 2019 (GLOBE NEWSWIRE) – Bluefield, VA-based First Community Bankshares, Inc. (“First Community”) (NASDAQ: FCBC), parent company of First Community Bank (which operates in Tennessee under the trade name People’s Community Bank), and Abingdon, VA-based Highlands Bankshares, Inc. (“Highlands”) (OTCQX: HLND), parent company of Highlands Union Bank, jointly announced today their entry into an agreement and plan of merger pursuant to which First Community will acquire Highlands and its wholly-owned bank subsidiary, Highlands Union Bank. As of June 30, 2019, Highlands Union Bank had total assets of approximately $612 million. Upon completion of the transaction, First Community is expected to have total consolidated assets in excess of $2.8 billion.

This combination will bring together two traditional southwestern Virginia community banks who serve the Highlands region in Virginia, North Carolina and Tennessee. “We are excited to join forces with the Highlands Union Bank team to continue to provide the highest level of service to our customers and the local communities we serve,” said Gary Mills, President and CEO of First Community Bank. Mr. Mills continued, “We welcome Highlands’ customers, employees and shareholders. We believe this highly strategic affiliation will mutually benefit our shareholders, customers and employees.”

Bryan Booher, Interim CEO and President of Highlands, commented, “First Community will be an excellent partner when it comes to culture, commitment to customer satisfaction, and involvement in our local communities. Our customers will have access to a broader product offering and branch network while continuing to receive service that exceeds their expectations. Our employees will join a familiar culture and our shareholders will enjoy the benefits of being part of a high-performing $2.8 billion asset franchise.”

“This natural partnership brings like-minded bankers and customers together to create an even stronger franchise to serve the people and communities of the tri-state Highlands region … both banks’ stakeholders are an integral part of this area and share its values of hard-work and community involvement,” said Will Stafford, Chairman and Chief Executive Officer of First Community.

The agreement and plan of merger provides for the merger of Highlands with and into First Community, with First Community as the surviving corporation. Under the terms of the agreement and plan of merger, each share of Highlands common and preferred stock outstanding immediately prior to the merger will be converted into the right to receive 0.2703 shares of First Community common stock, which equates to $8.80 per share of Highlands common stock and an aggregate transaction value of approximately $91.0 million, based on First Community’s recent 20-day average closing price.

First Community Bank and Highlands Union Bank have entered into a separate merger agreement providing for the merger of Highlands Union Bank with and into First Community Bank immediately following the merger of First Community and Highlands, with First Community Bank as the surviving bank.

The transaction, which received unanimous approval by both First Community’s and Highland’s Board of Directors, is subject to customary closing conditions, including the approval of Highlands’ shareholders and the receipt of all required regulatory approvals. All members of the Highlands Board of Directors have entered into support agreements to vote their holdings in favor of the transaction. The transaction is expected to be consummated in the fourth quarter of 2019. At that time, a Highlands director will join the board of First Community Bank. First Community will also establish an Advisory Board to maintain a close connection with our customers in the Highlands Region. First Community expects the transaction to be neutral to tangible book value per share (non-GAAP) and to provide upper single digit accretion to earnings in the first year of the combination.

Banks Street Partners, a Performance Trust Company, served as financial advisor to First Community and First Community Bank, and First Community and First Community Bank were represented by Pitman Law Firm, LLC, Fox Rothchild LLP and Bowles Rice LLP. Stephens, Inc. served as financial advisor to Highlands, and Highlands and Highlands Union Bank were represented by Nelson Mullins Riley & Scarborough LLP.

About First Community Bankshares, Inc.

First Community is a financial holding company headquartered in Bluefield, Virginia, that provides banking products and services through its wholly owned subsidiary First Community Bank. First Community Bank operated 44 branch banking locations in Virginia, West Virginia, North Carolina, and Tennessee as of June 30, 2019. First Community Bank offers wealth management and investment advice through its Trust Division and First Community Wealth Management, which collectively managed and administered $1.05 billion in combined assets as of June 30, 2019. The Company reported consolidated assets of $2.21 billion as of June 30, 2019. The Company’s common stock is listed on the NASDAQ Global Select Market under the trading symbol, “FCBC”. Additional investor information is available on the Company’s website at www.firstcommunitybank.com.

About Highlands Bankshares, Inc.

Highlands provides a relationship-based and highly personal banking experience to small to mid-sized private businesses, professionals, and individuals. Focused on providing value to each and every customer, Highlands delivers banking services through highly skilled employees, digital channels, and has 15 offices located in North Carolina, Eastern Tennessee, and Southwest Virginia.

Investor Contacts

David D. Brown

Chief Financial Officer

First Community Bankshares, Inc.

Phone: (276) 326-9000

Important Information for Shareholders

This press release shall not constitute an offer to sell, the solicitation of an offer to sell, or the solicitation of an offer to buy any securities or the solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  In connection with the proposed transaction, First Community will file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”), which will contain the proxy statement of Highlands and a prospectus of First Community. Shareholders of Highlands are encouraged to read the registration statement, including the proxy statement/prospectus that will be part of the registration statement, because it will contain important information about the proposed transaction, Highlands, and First Community. After the registration statement is filed with the SEC, the proxy statement/prospectus and other relevant documents will be mailed to Highlands shareholders and will be available for free on the SEC’s website (www.sec.gov). The proxy statement/prospectus will also be made available for free by contacting David D. Brown, First Community’s Chief Financial Officer, at 276-326-9000 or Bryan Booher, the Interim President and Chief Executive Officer of Highlands, at 276-619-4923.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

Certain of the statements made in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements, including statements regarding the intent, belief, or current expectations of First Community’s management regarding the company’s strategic direction, prospects, or future results or the benefits of the proposed transaction, are subject to numerous risks and uncertainties. These forward-looking statements are based upon the current beliefs and expectations of the respective managements of First Community and Highlands and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of First Community and Highlands. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the risk that the cost savings and revenue synergies anticipated in connection with the proposed transaction may not be realized or may take longer than anticipated to be realized, (2) disruption from the proposed transaction with customers, suppliers, or employee or other business relationships, (3) the occurrence of any event, change, or other circumstances that could give rise to the termination of the agreement and plan of merger, (4) the risk of successful integration of the two organizations’ businesses, (5) the failure of Highlands shareholders to approve the proposed transaction, (6) the amount of costs, fees, expenses, and charges related to the proposed transaction, (7) the ability to obtain required governmental and regulatory approvals for the proposed transaction, (8) reputational risk and the reaction of the parties’ customers to the proposed transaction, (9) the failure of the conditions to closing of the proposed transaction to be satisfied, (10) the risk that the integration of Highlands’ operations with those of First Community will be materially delayed or will be more costly or difficult than expected, (11) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, (12) the dilution caused by First Community’s issuance of additional shares of its common stock in the proposed transaction, (13) changes in management’s plans for the future, (14) prevailing economic and political conditions, particularly in our market areas, (15) credit risk associated with our lending activities, (16) changes in interest rates, loan demand, real estate values, and competition, (17) changes in accounting principles, policies, or guidelines, (18) changes in applicable laws, rules, or regulations, and (19) other competitive, economic, political, and market factors affecting our business, operations, pricing, products, and services. Certain additional factors which could affect the forward-looking statements can be found in First Community’s and Highland’s annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with or furnished to the SEC and available on the SEC’s website at http://www.sec.gov. First Community and Highlands caution that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to First Community or Highlands or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. First Community and Highlands disclaim any obligation to update or revise any forward-looking statements contained in this press release, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

Participants in the Transactions

First Community, Highlands and their respective directors, executive officers and certain other members of management and employees may be deemed “participants” in the solicitation of proxies from Highlands’s shareholders in favor of the merger with First Community. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Highlands shareholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC.

You can find information about the executive officers and directors of First Community in its Annual Report on Form 10-K for the year ended December 31, 2018 and in its definitive proxy statement filed with the SEC on April 11, 2019. You can find information about Highlands’s executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2018 and in its definitive proxy statement filed with the SEC on April 10, 2019. You can obtain free copies of these documents from First Community or Highlands using the contact information above.